Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Entravision Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	7,500,000(2)	$1.965(3)	$14,737,500	0.00014760	$2,175.26
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	900,000	$1.67(4)	$1,503,000	0.00014760	$221.85
Total Offering Amounts					$16,240,500		$2,397.11
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$2,397.11

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) of Entravision Communications Corporation. (the “Registrant”) that become issuable under the Registrant’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”) and the 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class Common Stock.

(2) Represents additional shares of Class A Common Stock that were added to the shares authorized for issuance under the 2004 Plan.

(3) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.965 per share, which is the average of the high and low prices of Class A Common Stock on June 26, 2024, as reported on the New York Stock Exchange.

(4) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.965 per share, which is the average of the high and low prices of Class A Common Stock on June 26, 2024, as reported on the New York Stock Exchange, multiplied by 85%. Pursuant to the ESPP, the purchase price of the Class A Common Stock reserved for issuance thereunder will be equal to the lesser of (1) 85% the fair market value per share of our Class A Common Stock on the Offering Date (as defined in the ESPP) or (2) 85% of the fair market value per share of our Class A common stock on the Exercise Date (as defined in the ESPP).